Exhibit 32.1

Certification

18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, James Cowan certify that:

1.	the annual report on Form 10-K of American Railcar Industries, Inc. (the “Company”) for the year ended December 31, 2012 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2013	/s/ James Cowan
James Cowan, President and Chief Executive Officer

I, Dale C. Davies certify that:

1.	the annual report on Form 10-K of American Railcar Industries, Inc. (the “Company”) for the year ended December 31, 2012 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2013	/s/ Dale C. Davies
Dale C. Davies, Senior Vice President, Chief Financial Officer and Treasurer

A signed original of these written statements required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.